Exhibit 10.3

ESCROW DEPOSIT AGREEMENT

ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated June 11, 2007, by and between EGPI FIRECREEK, INC., a Nevada corporation (the “Company” or “EGPI”), having an address at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253 and GERSTEN SAVAGE LLP (the “Escrow Agent”), having an office at 600 Lexington Avenue, 9th Floor, New York, New York 10022.

WITNESSETH:

WHEREAS, on June 11, 2007 (the “Closing Date”), the Company issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a Debenture to evidence a loan in the principal amount of $2,000,000 (the “Debenture”);

WHEREAS, the Company has requested that all proceeds of the loan accepted by the Company pursuant to the issuance of the Debenture minus any fees due, be deposited with the Escrow Agent (the “Funds”);

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent into which the Funds from the sale of the Debenture shall be deposited and Escrow Agent is willing to accept said payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Company and Dutchess acknowledge that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Delivery of Escrow Funds.

(a)

The Company and Dutchess hereby agree that all Funds from Dutchess be transferred to the Escrow Agent pursuant to the wire instructions attached hereto as Exhibit A.  The wire transfer of the Funds shall be deposited into an interest-bearing escrow account (the “Escrow Account”).

(b)

The Funds deposited into the Escrow Account are referred to as the “Escrow Funds” as of the Closing Date and any amounts remaining in the Escrow Account subsequent to the Closing Date are referred to as the “Remaining Escrow Funds.”

(c)

The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any Escrow Funds deposited into the Escrow Account.  Further, the Escrow Agent shall have no duty or responsibility to compel collection of the Escrow Funds from Dutchess.

2.

Release of Escrow Funds.  The Escrow Funds shall be released by the Escrow Agent in accordance with the following:

(a)

In the event the Escrow Agent has received a release notice (the “Release Notice”) from the Company by 3:00 P.M. (local New York City time) on the Closing Date, in form and substance satisfactory to Escrow Agent, the Escrow Agent shall, unless otherwise so instructed, release $5,000.00 of the Escrow Funds to the Escrow Agent pursuant to its wire instructions attached hereto as Exhibit B.

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(b)

In the event the Escrow Agent has received the Release Notice from the Company by 3:00 P.M. (local New York City time) on the Closing Date, in form and substance satisfactory to Escrow Agent, the Escrow Agent shall, unless otherwise so instructed, release $75,000 of the Escrow Funds to the Company pursuant to its wire instructions attached hereto as Exhibit C.

(c)

The Remaining Escrow Funds, or $[1,820,000], shall be released by the Escrow Agent pursuant to one or more Release Notices received from the Company and agreed to in writing by Dutchess (“Confirmation”), by 3:00 PM (local New York City time), on any date that all or a portion of the Remaining Escrow Funds are to be released (“Subsequent Closing Dates”). A form of Release Notice is attached hereto as Exhibit D.

(d)

In the event the Escrow Agent receives written notice from Dutchess that the Company is in default under the Debenture (“Notice of Default”), all Remaining Escrow Funds in the Escrow Account shall be immediately transferred to Dutchess. Upon receipt of the Notice of Default, the Remaining Escrow Funds shall be transferred by the Escrow Agent in accordance with the instructions contained in the Notice of Default.  It shall not be the Escrow Agent’s duty, and the Escrow Agent shall have no obligation whatsoever, to verify any Event of Default pursuant to the Debenture. Further, the Company and Dutchess agree that the Escrow Agent may rely on any Notice of Default sent from Dutchess.

(e)

Dutchess shall be entitled to receive all interest paid on the Escrow Account (“Interest”).  At the end of each month, the Escrow Agent shall automatically transfer the funds paid as Interest in the Escrow Account directly to Dutchess pursuant to the wire instructions attached hereto as Exhibit E.

(f)

The Escrow Agent shall not be required to pay any uncollected funds or any funds which are not available for withdrawal.

3.

Acceptance by Escrow Agent.  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)

The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company and Dutchess to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of each individual authorized to act singly on behalf of the Company and Dutchess are stated in Schedule I, which is attached hereto and made a part hereof.

(b)

The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)

The Company and Dutchess, each jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement or any acts or omissions hereunder.

(d)

In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds, if any, or Remaining Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds, if any, or Remaining Escrow Funds to a court of competent jurisdiction.

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(e)

The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement and shall have no obligation to verify or confirm an event of default under the Debenture or any other agreement between the Company and Dutchess, other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept wire transfer delivered to the Escrow Agent for the Escrow Account and deposit such wire transfer into the interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds, if any, or Remaining Escrow Funds as stated above.

4.

Resignation and Termination of the Escrow Agent.  The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Company and Dutchess.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds, if any, or the Remaining Escrow Funds which it received until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action until the Company and Dutchess have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by the Company and Dutchess, the Escrow Agent shall promptly deliver the Escrow Funds, if any, or the Remaining Escrow Funds to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds, if any, or the Remaining Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds, if any, or the Remaining Escrow Funds.

5.

Termination.  The Company and Dutchess may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice.  In the event of such termination, the Company shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Dutchess turn over to such successor escrow agent all of the Escrow Funds, if any, or the Remaining Escrow Funds; provided, however, that if the Company and Dutchess fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Funds, if any, or the Remaining Escrow Funds the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds, if any, or the Remaining Escrow Funds and under this Agreement.

6.

Investment.  All Funds received by the Escrow Agent shall be invested only in an interest bearing bank accounts.

7.

Expenses and Fees.  The Escrow Agent’s fee shall be $5,000 which shall be paid upon receipt of the Funds.  The Company shall be obligated to reimburse Escrow Agent for all costs and expenses incurred in connection with this Agreement, including reasonable attorneys’ fees.  No modification, cancellation, termination or rescission of this Agreement or the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has incurred any such expenses prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

8.

Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

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If to the Company:

EGPI Firecreek, Inc.

6564 Smoke Tree Lane

Scottsdale, AZ 85253

Attention:  Chairman of the Board and Chief Financial Officer

Facsimile No.:  (480) 443-1403

If to Escrow Agent:

Gersten Savage LLP

600 Lexington Avenue

New York, New York 10022

Attention:  Peter J. Gennuso, Esq.

Facsimile No.:  (212) 813-9768

If to Dutchess:

Dutchess Private Equities Fund, II, LP

50 Commonwealth Ave, Suite 2

Boston, MA 02116

Attention:  Douglas Leighton

Facsimile No.:  (617) 249-0947

9.

General.

(a)

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.

(b)

This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)

All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)

This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performances of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)

If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)

This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10.

Form of Signature.  The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

EGPI FIRECREEK, INC.
By: /s/ Dennis Alexander
Dennis Alexander
Chairman and Chief Financial Officer

DUTCHESS PRIVATE EQUITIES FUND, LTD.
By: /s/ Douglas H. Leighton
Douglas H. Leighton
Director

GERSTEN SAVAGE LLP
By: /s/ Arthur Marcus
Arthur Marcus
Partner

Schedule I

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of EGPI FIRECREEK, INC. and DUTCHESS PRIVATE EQUITIES FUND, LTD.

Name	True Signature
Dennis Alexander, CFO and Chairman of EGPI Firecreek, Inc.	_____________________________________
Douglas H. Leighton, Managing Member of Dutchess Private Equities Fund, Ltd.

EXHIBIT A
ESCROW ACCOUNT WIRE INSTRUCTIONS

EXHIBIT B
ESCROW AGENT WIRE INSTRUCTIONS

EXHIBIT C
EGPI FIRECREEK, INC. WIRE INSTRUCTIONS

Wiring Instructions:

EXHIBIT D

FORM OF RELEASE NOTICE

Pursuant to that certain Escrow Deposit Agreement by and between EGPI Firecreek, Inc. (the “Company”), Dutchess Private Equities Fund, Ltd. (“Dutchess”) and Gersten Savage LLP (“Escrow Agent”), dated June 11, 2007, the Company and Dutchess are providing herewith a Release Notice to the Escrow Agent to make the following transfer of the Remaining Escrow Funds (as defined in the Escrow Deposit Agreement) from the Escrow Account (as defined in the Escrow Deposit Agreement):

Amount of Transfer:         $__________________

Recipient of Funds:         __________________________________

The undersigned has executed this Release Notice as of the __ day of 200_.

EGPI FIRECREEK, INC.
By: /s/ Dennis Alexander
Dennis Alexander
Chairman and Chief Financial Officer

DUTCHESS PRIVATE EQUITIES FUND, LTD.
By: /s/ Douglas H. Leighton
Douglas H. Leighton
Director

EXHIBIT E